                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                               (Amendment No. 4)

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                     November 2, 2001 (September 10, 2001)

                         PERFORMANCE FOOD GROUP COMPANY
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Tennessee                       0-22192                 54-0402940
----------------------------    ------------------------     ----------------
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
      of incorporation)                                     Identification No.)

12500 West Creek Parkway, Richmond, Virginia               23238
--------------------------------------------             ----------
  (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (804) 484-7700

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

         This report on Form 8-K/A amends the previously filed report on Form 8-K dated September 10, 2001, as amended on September 13, 2001, September 28, 2001 and October 15, 2001, to reflect the actual number of shares of the Company's common stock and actual amount of convertible subordinated notes issued in the public offerings discussed below and the actual public offering price and underwriting discount for those shares and notes. The unaudited pro forma condensed consolidated financial statements and other data appearing in the previously filed report on Form 8-K were based upon estimates of the number of shares and aggregate amount of convertible subordinated notes to be issued in the public offerings discussed below.

Item 2.  Acquisition or Disposition of Assets.

         On August 9, 2001, the Company entered into an Agreement and Plan of Merger by and among Fresh International Corp., a Delaware corporation ("Fresh Express"), the Company and PFGC Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("Acquisition Sub") (the "Agreement"). Pursuant to the Agreement, on October 16, 2001, the Company acquired Fresh Express through the merger of Acquisition Sub with and into Fresh Express.

         The aggregate consideration paid by the Company was approximately $302.6 million in cash, including the repayment of net debt outstanding, and the assumption of certain liabilities. The actual purchase price for Fresh Express is subject to adjustments, which are payable in cash, based upon, among other things, Fresh Express' net worth as of the closing date. The Company currently estimates that it will have to pay approximately $16.1 million in additional purchase price as a result of this net worth adjustment, which amount has been included in the assumed acquisition price of $302.6 million. This amount may be increased or decreased subsequent to the closing date based upon a post-closing review of Fresh Express' net worth as of the closing date. In addition, the Company is obligated to pay the former stockholders of Fresh Express, as additional purchase price, up to $10.0 million in cash if Fresh Express achieves certain operating targets during a three-year period following closing of the acquisition.

         At the closing, the Company delivered $15.0 million of the purchase price into an escrow account under the terms and conditions of a separate agreement between the former stockholders of Fresh Express, the Company and the escrow agent to secure the obligations of the former stockholders of Fresh Express to indemnify the Company or Acquisition Sub under the terms of the Agreement (the "Escrow Agreement"). Cash delivered pursuant to the Escrow Agreement may be returned to the Company if the stockholders of Fresh Express have an obligation to indemnify the Company or Acquisition Sub under the terms of the Agreement, in most instances, prior to the first anniversary of the closing.

         The assets acquired as a result of the acquisition of Fresh Express are used by Fresh Express at its Salinas, California, Colorado Springs, Colorado, Atlanta, Georgia, Chicago, Illinois and Greencastle, Pennsylvania facilities in its packaged salad business, which the Company will continue. The consideration payable under the Agreement was determined through arm's length negotiations between the Company and the Fresh Express stockholders.

Item 5.  Other Events.

         On October 16, 2001, the Company completed the offering of 5,750,000 shares of its common stock at an offering price of $26.36 per share and $201,250,000 aggregate principal amount of the Company's 5 1/2% Convertible Subordinated Notes due 2008, with a conversion price of $32.95 per share subject to adjustment, at an offering price of par plus accrued interest from the October 16, 2001 closing date. These amounts include 750,000 shares of common stock and $26,250,000 aggregate principal amount of the notes subject to over-allotment options granted to the underwriters. The pro forma financial statements included herein reflect the exercise of the underwriters' over-allotment options.

         On October 16, 2001, the Company entered into a new $200 million credit facility with First Union National Bank, as Administrative Agent and Merrill Lynch Capital Corporation, as Syndication Agent. The new credit facility expires in 2006 and bears interest at a floating rate equal to, at the Company's election, the agent bank's prime rate or a specified spread over LIBOR, which spread will vary based upon the Company's operating performance.

Item 7. Financial Statements, Pro Forma Information and Exhibits.

(b)      Unaudited Pro Forma Condensed Consolidated Financial Statements.

         Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2001

         Unaudited Pro Forma Condensed Consolidated Statement of Earnings for the six months ended June 30, 2001

         Unaudited Pro Forma Condensed Consolidated Statement of Earnings for
         2000

         Notes to Unaudited Pro Forma Condensed Consolidated Financial
         Statements.


(c)      Exhibits:

         (1.1) Purchase Agreement with respect to Common Stock, dated as of October 10, 2001, by and among Performance Food Group Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and First Union Securities, Inc.*

         (1.2) Purchase Agreement with respect to 5 1/2% Convertible Subordinated Notes due 2008, dated as of October 10, 2001, by and among Performance Food Group Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and First Union Securities, Inc.*

         (2) Agreement and Plan of Merger, dated as of August 9, 2001, by and among Fresh International Corp., Performance Food Group Company and PFGC Acquisition, Inc. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules of this agreement are omitted, but will be provided supplementally to the Commission upon request.)*

         (4.1) Indenture to be entered into, dated as of October 16, 2001, between Performance Food Group Company and Bank One Trust Company, N.A.*

         (4.2) First Supplemental Indenture to be entered into, dated as of October 16, 2001, between Performance Food Group Company and Bank One Trust Company, N.A.*

         (10.1) Credit Agreement dated as of October 16, 2001, by and among Performance Food Group Company, as Borrower, the Lenders referred to therein, First Union National Bank, as Administrative Agent, and Merrill Lynch Capital Corporation, as Syndication Agent.

         (10.2) Guaranty Agreement dated as of October 16, 2001 among certain subsidiaries of Performance Food Group Company in favor of First Union National Bank, as Administrative Agent.

         (10.3)   Form of Revolving Credit Note dated October 16, 2001.

         (10.4)   Form of Swingline Note dated October 16, 2001.

         (23.1)   Consent of Deloitte & Touche LLP*

         (25.1)   Statement of Eligibility of Trustee*

-----------
* Previously filed.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed consolidated statements of earnings give effect to:

       - the Company's acquisition of Fresh International Corp. and its subsidiaries, collectively, "Fresh Express," at an assumed acquisition price of $302.6 million payable in cash;

       - the sale of 5,750,000 shares of the Company's common stock in the common stock offering and the Company's receipt of $143.6 million in estimated net proceeds, after deducting the underwriting discount and estimated expenses of the offering;

       - the sale of $201.3 million aggregate principal amount of notes in the notes offering and the Company's receipt of $194.8 million in estimated net proceeds, after deducting the underwriting discount and estimated expenses of the offering;

       - the application of the estimated net proceeds from the common stock offering and the notes offering to pay the acquisition price of Fresh Express; and

       - the application of approximately $35.8 million of the estimated net proceeds from the common stock and notes offerings to repay indebtedness outstanding under the Company's credit facility;

as if all of those transactions had occurred on the first day of the earliest period presented. The actual purchase price for Fresh Express is subject to adjustments, which are payable in cash, based upon, among other things, Fresh Express' net worth as of the closing date. The Company currently estimates that it will have to pay approximately $16.1 million in additional purchase price as a result of this net worth adjustment, which amount has been included in the assumed acquisition price of $302.6 million and in the following pro forma financial statements. This amount may be increased or decreased subsequent to the closing date based upon a post-closing review of Fresh Express' net worth as of the closing date. In addition, in connection with the Fresh Express acquisition, the Company will be required to pay up to $10.0 million in cash as additional purchase price if Fresh Express achieves certain operating targets during a three-year period following closing. Accordingly, the total purchase price that the Company pays to acquire Fresh Express may be more or less than the amounts assumed for purposes of the following unaudited pro forma condensed consolidated financial statements.

      The unaudited pro forma condensed consolidated statement of earnings for 2000 combines the consolidated historical results of operations of Performance Food Group for its fiscal year ended December 30, 2000 with the consolidated historical results of operations of Fresh Express for its fiscal year ended February 28, 2001. The unaudited pro forma condensed consolidated statement of earnings for the six months ended June 30, 2001 combines the consolidated historical results of operations of Performance Food Group for that six-month period with the consolidated historical results of operations of Fresh Express for the six months ended June 30, 2001. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2001 combines the consolidated historical balance sheet of Performance Food Group as of that date with the consolidated historical balance sheet of Fresh Express as of that date and gives effect to the transactions described above as if those transactions had been completed as of that date. The Company will account for its acquisition of Fresh Express under the purchase method of accounting.

     The pro forma financial statements appearing below are based upon a number of assumptions and estimates and are subject to uncertainties, and do not purport to be indicative of the actual results of operations or financial condition that would have occurred had the transactions described above in fact occurred on the dates indicated, nor do they purport to be indicative of the results of operations or financial condition that the Company may achieve in the future. In particular, sales to foodservice distributors represented approximately 13.7% of Fresh Express' consolidated revenues for its fiscal year ended February 28, 2001 and approximately 12.8% of its consolidated revenues for the six months ended June 30, 2001. The Company believes that, because some of these foodservice distributor customers may view the Company as a competitor, Fresh Express could lose the business of some of these customers. The pro forma financial statements appearing below do not reflect this potential loss of revenue. In addition, Fresh Express has advised the Company that it recently received notice from one of its customers, which represented approximately $14.9 million of Fresh Express' revenues during its 2000 fiscal year, that this customer will begin buying from another producer of packaged, ready-to-eat salads. These pro forma financial statements also do not reflect the expected loss of revenue from this customer.

     Fresh International and one of its subsidiaries have been taxed as S-corporations for federal income tax purposes, which means that they were not subject to federal income taxes and that Fresh Express' historical financial statements do not include a provision for federal income taxes for Fresh International and this subsidiary. Upon completion of the acquisition, Fresh International and its subsidiary that was previously taxed as an S-corporation became subject to federal income tax. The following pro forma condensed consolidated financial statements adjust income taxes as if Fresh International and all of its subsidiaries had been subject to federal income taxes during all of the periods presented.

     As noted above, the acquisition of Fresh Express will be accounted for using the purchase method of accounting. The total purchase price will be allocated to the tangible and intangible assets and liabilities acquired based on their respective fair values. The allocation of the purchase price reflected in the following pro forma financial statements is preliminary and is subject to adjustment upon receipt of, among other things, appraisals of some of the assets and liabilities of Fresh Express.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 2001

                                                                   PRO FORMA ADJUSTMENTS
                                                          ---------------------------------------
                               PERFORMANCE     FRESH      STOCK &                        TOTAL
                               FOOD GROUP     EXPRESS      NOTES     ACQUISITION OF    PRO FORMA               PRO
                               HISTORICAL    HISTORICAL   ISSUANCE   FRESH EXPRESS    ADJUSTMENTS             FORMA
                               -----------   ----------   --------   --------------   -----------           ----------
                                                                   (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash
    equivalents..............   $  9,791      $  5,080    $302,605     $(302,605)      $     --(a),(d)      $   14,871
  Trade accounts and notes
    receivable, net..........    161,459        46,140          --            --             --                207,599
  Inventories................    143,732        16,913          --            --             --                160,645
  Other current assets.......     15,067         6,411          --            --             --                 21,478
                                --------      --------    --------     ---------       --------             ----------
         Total current
           assets............    330,049        74,544     302,605      (302,605)            --                404,593
Property, plant and
  equipment, net.............    147,256        76,281          --            --             --                223,537
Intangible assets, net.......    303,228            --          --       189,770        189,770(a),(b)         492,998
Other assets.................      1,640         8,629       6,413        (1,000)         5,413(c),(f)          15,682
                                --------      --------    --------     ---------       --------             ----------
         Total assets........   $782,173      $159,454    $309,018     $(113,835)      $195,183             $1,136,810
                                ========      ========    ========     =========       ========             ==========
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Current liabilities:
  Outstanding checks in
    excess of deposits.......   $ 17,139      $     --    $     --     $      --       $     --             $   17,139
  Current installments of
    long-term debt...........     14,898         6,140          --        (5,617)        (5,617)(a)             15,421
  Trade accounts payable.....    151,571        23,894          --            --             --                175,465
  Other current
    liabilities..............     62,158        20,604          --        (1,500)        (1,500)(a),(d)         81,262
                                --------      --------    --------     ---------       --------             ----------
         Total current
           liabilities.......    245,766        50,638          --        (7,117)        (7,117)               289,287
Long-term debt, excluding
  current installments.......    127,604        46,676     165,413       (45,151)       120,262(a),(d)         294,542
Deferred income taxes........      9,701            --          --            --             --                  9,701
Other long-term
  liabilities................         --         8,138          --        (7,565)        (7,565)(a)                573
                                --------      --------    --------     ---------       --------             ----------
         Total liabilities...    383,071       105,452     165,413       (59,833)       105,580                594,103
                                --------      --------    --------     ---------       --------             ----------
Shareholders' equity:
  Preferred stock............         --            --          --            --             --                     --
  Common stock...............        366           247          58          (247)          (189)(a),(d)            424
  Additional paid-in
    capital..................    267,326            83     143,547           (83)       143,464(a),(d)         410,873
  Retained earnings..........    132,909        53,672          --       (53,672)       (53,672)(a)            132,909
                                --------      --------    --------     ---------       --------             ----------
                                 400,601        54,002     143,605       (54,002)        89,603                544,206
  Loan to leveraged employee
    stock ownership plan.....     (1,499)           --          --            --             --                 (1,499)
                                --------      --------    --------     ---------       --------             ----------
         Total shareholders'
           equity............    399,102        54,002     143,605       (54,002)        89,603                542,707
                                --------      --------    --------     ---------       --------             ----------
         Total liabilities
           and shareholders'
           equity............   $782,173      $159,454    $309,018     $(113,835)      $195,183             $1,136,810
                                ========      ========    ========     =========       ========             ==========

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001

                                                                   PRO FORMA ADJUSTMENTS
                                                            ------------------------------------
                              PERFORMANCE                   STOCK &    ACQUISITION      TOTAL
                              FOOD GROUP    FRESH EXPRESS    NOTES      OF FRESH      PRO FORMA                  PRO
                              HISTORICAL     HISTORICAL     ISSUANCE     EXPRESS     ADJUSTMENTS                FORMA
                              -----------   -------------   --------   -----------   -----------              ----------
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales...................  $1,518,297      $274,893      $    --      $    --       $    --                $1,793,190
Cost of goods sold..........   1,314,306       211,524           --           --            --                 1,525,830
                              ----------      --------      -------      -------       -------                ----------
         Gross profit.......     203,991        63,369           --           --            --                   267,360
Operating expenses..........     172,035        39,545           --        4,438         4,438(b)                216,018
                              ----------      --------      -------      -------       -------                ----------
         Operating profit...      31,956        23,824           --       (4,438)       (4,438)                   51,342
Other income (expense):
  Interest expense..........      (3,803)       (2,192)      (4,966)       2,192        (2,774)(c),(e)            (8,769)
  Other, net................        (458)           --           --           --            --                      (458)
                              ----------      --------      -------      -------       -------                ----------
         Other income
           (expense), net...      (4,261)       (2,192)      (4,966)       2,192        (2,774)                   (9,227)
                              ----------      --------      -------      -------       -------                ----------
         Earnings before
           income taxes.....      27,695        21,632       (4,966)      (2,246)       (7,712)                   42,115
Income tax expense
  (benefit).................      10,524         6,883         (966)        (437)       (1,403)(g)                16,004
                              ----------      --------      -------      -------       -------                ----------
         Net earnings.......  $   17,171      $ 14,749      $(4,000)     $(1,809)      $(5,809)               $   26,111
                              ==========      ========      =======      =======       =======                ==========
Weighted average common
  shares outstanding........      36,066                      5,750                      5,750(a),(d)             41,816
Basic net earnings per
  common share..............  $     0.48                                                                      $     0.62
Weighted average common
  shares and dilutive
  potential common shares
  outstanding...............      37,383                     11,858                     11,858(a),(d),(h)         49,241
Diluted net earnings per
  common share..............  $     0.46                                                                      $     0.60

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                                    FOR 2000

                                                                          PRO FORMA ADJUSTMENTS
                                                                 ---------------------------------------
                                   PERFORMANCE       FRESH       STOCK &                        TOTAL
                                   FOOD GROUP       EXPRESS       NOTES     ACQUISITION OF    PRO FORMA
                                   HISTORICAL     HISTORICAL     ISSUANCE   FRESH EXPRESS    ADJUSTMENTS               PRO FORMA
                                   -----------   -------------   --------   --------------   -----------               ----------
                                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales........................  $2,605,468      $509,405      $     --      $    --        $     --                 $3,114,873
Cost of goods sold...............   2,253,277       410,820            --           --              --                  2,664,097
                                   ----------      --------      --------      -------        --------                 ----------
         Gross profit............     352,191        98,585            --           --              --                    450,776
Operating expenses...............     302,176        75,381            --        8,876           8,876(b)                 386,433
                                   ----------      --------      --------      -------        --------                 ----------
         Operating profit........      50,015        23,204            --       (8,876)         (8,876)                    64,343
Other income (expense):
  Interest expense...............      (6,593)       (5,547)       (9,521)       5,547          (3,974)(c),(e)            (16,114)
  Other, net.....................         (66)           --            --           --              --                        (66)
                                   ----------      --------      --------      -------        --------                 ----------
         Other income (expense),
           net...................      (6,659)       (5,547)       (9,521)       5,547          (3,974)                   (16,180)
                                   ----------      --------      --------      -------        --------                 ----------
         Earnings before income
           taxes.................      43,356        17,657        (9,521)      (3,329)        (12,850)                    48,163
Income tax expense (benefit).....      16,475         4,965        (2,325)        (813)         (3,138)(g)                 18,302
                                   ----------      --------      --------      -------        --------                 ----------
         Net earnings............  $   26,881      $ 12,692      $ (7,196)     $(2,516)       $ (9,712)                $   29,861
                                   ==========      ========      ========      =======        ========                 ==========
Weighted average common shares
  outstanding....................      28,336                       5,750                        5,750(a),(d)              34,086
Basic net earnings per common
  share..........................  $     0.95                                                                          $     0.88
Weighted average common shares
  and dilutive potential common
  shares outstanding.............      29,539                       5,750                        5,750(a),(d)              35,289
Diluted net earnings per common
  share..........................  $     0.91                                                                          $     0.85

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                          NOTES TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(a) The pro forma adjustments assume (1) that the Company paid $302.6 million in cash to acquire Fresh Express, including repayment of certain Fresh Express debt and other liabilities concurrently with the acquisition,
    (2) that the Company issued 5,750,000 shares of common stock in the common stock offering and received approximately $143.6 million in estimated net proceeds, after deducting the underwriting discount and estimated expenses of the offering and (3) that the Company sold $201.3 million aggregate principal amount of notes in the notes offering and received approximately $194.8 million in estimated net proceeds, after deducting the underwriting discount and the estimated expenses of the offering. The actual purchase price for Fresh Express is subject to adjustments, which are payable in cash, based upon, among other things, Fresh Express' net worth as of the closing date. The Company currently estimates that it will have to pay approximately $16.1 million in additional purchase price as a result of this net worth adjustment, which amount has been included in the assumed acquisition price of $302.6 million and in the pro forma adjustments. This amount may be increased or decreased subsequent to the closing date based upon a post-closing review of Fresh Express' net worth as of the closing date. The Company will also be required to pay up to $10.0 million in cash to the former shareholders of Fresh Express if Fresh Express attains certain operating targets over a three-year period following closing. Accordingly, the total purchase price that the Company pays to acquire Fresh Express may be more or less than the amounts assumed for purposes of the pro forma financial statements. These pro forma adjustments also reflect the preliminary allocation of the purchase price to the acquired assets and assumed liabilities of Fresh Express, including the elimination of Fresh Express' stockholders' equity of $54.0 million as of June 30, 2001.

(b) Intangible assets to be recorded in connection with the acquisition, expected to consist of tradenames, non-compete agreements, customer lists, patents and goodwill, represent costs in excess of the fair value of tangible net assets acquired. The Company estimates that it will record goodwill of approximately $109.8 million and other identifiable intangible assets of approximately $80.0 million. Under Statement of Financial Accounting Standards No. 142, goodwill will not be amortized, but will be subject to review at least annually for impairment. Most other identifiable intangible assets will be amortized over their estimated useful lives ranging from five to fifteen years. The pro forma adjustments to the statements of earnings reflect amortization expense of the identifiable intangible assets (other than goodwill) as if Fresh Express had been acquired on the first day of the earliest period presented.

(c) Other assets to be recorded in connection with the notes offering include approximately $6.4 million of deferred debt issuance costs. Pro forma adjustments to the statement of earnings reflect additional interest expense related to the amortization of these debt issuance costs as if the notes had been issued on the first day of the earliest period presented.

(d) These adjustments reflect the issuance of the common stock and the notes in the offerings referred to above, as well as the repayment of outstanding Fresh Express indebtedness in connection with the acquisition.

(e) These pro forma adjustments reflect the additional interest expense on the notes referred to in note (d) above and the reduction in interest expense related to the application of approximately $35.8 million of the estimated net proceeds from the sale of common stock and notes in the offerings referred to above to repay indebtedness outstanding under the Company's credit facility. These pro forma adjustments also reflect the elimination of interest expense on Fresh Express debt that the Company repaid concurrently with the acquisition.

(f) This adjustment reflects the reduction of a note receivable of Fresh
    Express.

(g) These adjustments adjust income taxes as if Fresh International and all its subsidiaries were subject to federal and state income taxes for all of the periods presented and reflects the tax effect of other pro forma adjustments. Fresh International and one of its subsidiaries were taxed as S-corporations, which means that Fresh International and this subsidiary were not subject to federal and certain state income taxes for these periods. Upon consummation of the Company's acquisition of Fresh Express, Fresh International and all its subsidiaries became subject to federal and state income taxes.

(h) These adjustments assume the conversion into common stock of the notes issued in the notes offering at a conversion price of $32.95 per share.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       PERFORMANCE FOOD GROUP COMPANY



Date: November 2, 2001                By: /s/ Roger L. Boeve
                                          --------------------------------------
                                          Roger L. Boeve
                                          Executive Vice President and
                                          Chief Financial Officer

                                  EXHIBIT INDEX

No.                                   Exhibit
---                                   -------
(1.1)    Purchase Agreement with respect to Common Stock, dated as of
         October 10, 2001, by and among Performance Food Group Company and
         Merrill Lynch, Pierce, Fenner & Smith Incorporated and First Union
         Securities, Inc.*

(1.2)    Purchase Agreement with respect to 5 1/2% Convertible Subordinated
         Notes due 2008, dated as of October 10, 2001, by and among Performance
         Food Group Company and Merrill Lynch, Pierce, Fenner & Smith
         Incorporated and First Union Securities, Inc.*

(2) Agreement and Plan of Merger, dated as of August 9, 2001, by and among Fresh International Corp., Performance Food Group Company and PFGC
         Acquisition, Inc. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules of this agreement are omitted, but will be provided supplementally to the Commission upon request.)*

(4.1) Indenture to be entered into, dated as of October 16, 2001, between Performance Food Group Company and Bank One Trust Company, N.A.*

(4.2)    First Supplemental Indenture to be entered into, dated as of October
         16, 2001, between Performance Food Group Company and Bank One Trust
         Company, N.A.*

(10.1)   Credit Agreement dated as of October 16, 2001, by and among Performance
         Food Group Company, as Borrower, the Lenders referred to therein, First
         Union National Bank, as Administrative Agent, and Merrill Lynch Capital
         Corporation, as Syndication Agent.

(10.2) Guaranty Agreement dated as of October 16, 2001 among certain subsidiaries of Performance Food Group Company in favor of First
         Union National Bank, as Administrative Agent.

(10.3)   Form of Revolving Credit Note dated October 16, 2001.

(10.4)   Form of Swingline Note dated October 16, 2001.

(23.1)   Consent of Deloitte & Touche LLP*

(25.1)   Statement of Eligibility of Trustee*


---------
* Previously filed.